Exhibit 10.06
EMPLOYMENT AGREEMENT


THIS  AGREEMENT  MADE  as  of  the  02nd  of  January  in  the  year  2001.

BETWEEN:

     CANADIAN  ROCKPORT  HOMES  LTD.,  a  wholly  owned  subsidiary  of Canadian
     Rockport Housing International Inc., having an office at #507 - 700 West Pender Street in the City of Vancouver, British Columbia, V6C 1G8


          [hereinafter referred to as "Rockport"]

                                OF THE FIRST PART


AND:

     DR. WILLIAM R. MALONE, CHAIRMAN AND C.E.O. OF ROCKPORT, having an office at #507-700 W Pender Street, Vancouver, BC, V6C 1G5

          [hereinafter  "  Malone"]

                               OF THE SECOND PART

WHERAS:

     A. Malone has experience and expertise in the public finance industry as well as in managing public companies and has many contacts in these sectors;

     B. Rockport has requested that Malone arrange financing for its general corporate purposes and Malone has agreed that he will use his best efforts to arrange financing for Rockport, and to act in the capacity as C.E.O. of Rockport.

     WITNESSETH that in consideration of the mutual covenants and agreements hereinafter set forth and the sum of TEN ($10.00) DOLLARS paid by each party to the other party (the receipt and sufficiency of which is hereby acknowledged), it is agreed by and between the parties hereto as follows:


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     ENGAGEMENT  OF  DR.  WILLIAM  R.  MALONE

     1. Rockport hereby engages the services of Malone to assist the Rockport relating to public financing including:

     a. Assist in discussions of corporate strategies strategic partnerships and alliances.

     b. Assist in stock market awareness and strategies in the trading and securities.
     c. Assist, when requested, in locating and arranging for investor to participate in Rockport's current status, future offerings and/or financial requirements as needed by the company.

     d. Assist in introducing key people to the overall plans of the company.

     e.     Act  in  the  capacity  of  C.E.O.  of  Rockport  Company


COMPENSATION

     2. In consideration for the consulting services of Malone, Rockport shall:

     a. Rockport shall pay to Malone the sum of FIVE THOUSAND DOLLARS USD ($5,000.00) per month payable in the first of each month.

     b. When the company's plan for the distribution of incentive stock options are developed enter in Stock Option agreement with Malone wherein Malone has the irrevocable right and option to purchase up to a total of (100,000) SHARES in capital stock of the company at a price of ($2.00 USD) per share, exercisable up to and including the close of business on the 1st day of January 2002 subject to approvals by the Board of Directors, regulatory authorities and Rockport shareholders, as required.

     c. Rockport shall reimburse Malone for all reasonable promotion, entertainment and travel expenses, such expenses to be approved in advance by Rockport. All expenses to be duly evidenced by written vouchers where procurable. Any expenses incurred without prior approval shall be the responsibility of Malone.

DURATION  AND  RENEWAL  AND  TERMINATION

     3. The parties hereto agree that this Agreement will be effective for a period of one (1) year commencing on the date first written above. By agreement of the parties hereto evidenced in writing, this Agreement may be renewed for an unlimited number of additional one-year terms.

TERMINATION

     4. The parties understand and agree that employment pursuant to this agreement may be terminated in the following manner in the specified circumstances:

     a. by Malone at any time, for any reason, on the giving of thirty (30) days' written notice to Rockport, Rockport may waive notice, in whole or in part and if it does so, Malone's entitlement to remuneration and benefits pursuant to this agreement will cease on the date it waives such notice.

     b.     by  Rockport,  in its absolute discretion, without any notice or pay
in lieu thereof, for cause.   For the purposes of this agreement, cause includes
but  is  not  limited  the  following:

     i.     any  material  breach  of  the  provisions  of  this  agreement;

     ii. any conduct of Malone which as judged in the sole discretion of Rockport, tends to bring himself or Rockport into disrepute;

     iii. the commission of an act of bankruptcy by Malone or compounding with his creditors generally;

     iv. conviction of Malone of a criminal offence punishable by indictment, where such cause is not prohibited by law;

     v. any and all omissions, commissions or there conduct which would constitute cause a law, in addition to the specified causes;

     Failure by Rockport to rely on the provision of this paragraph in any given instance of instances, shall not constitute a precedent or be deemed a waiver.

     c. by Rockport in its absolute discretion and for any reason on giving Malone Ninety day's advance notice in writing or on paying to Malone the equivalent termination pay in lieu of notice. The payments contemplated in the paragraph include all entitlement to either notice or pay in lieu of notice. No severance shall be payable in any event. Malone agrees to accept the notice or pay in lieu of notice as set out in this paragraph in full and final settlement of all amounts owing to him or her by Rockport on termination, including any payment in lieu of notice of termination, entitlement of Malone under any applicable statute and any rights which Malone may have a common law, and Malone hereby waives and claim to any other payment or benefits from Rockport.

     The parties understand and agree that the giving of notice or the payment of pay in lieu of notice by Rockport to Malone on termination of Malone employment shall not prevent Rockport from alleging cause for the termination.

     On termination of employment Malone shall immediately resign all offices held (including directorships) in the company and save as provided in this agreement, Malone shall not be entitled to receive any severance payment or compensation for loss of office or otherwise by reason of the resignation. If Malone fails to resign as mentioned Rockport is irrevocably authorized to appoint some person in his or her name and on Malone's behalf to sign any documents or do any things necessary or requisite to give effect to it.

VACATION

     5. Malone shall be entitled to four (4) weeks vacation with pay during each full year of employment and to a pro-rated portion should this agreement terminate for any reason or cause before the completion of the year. The time for vacation is to be fixed by Rockport or mutually agreed.


     6. Malone, throughout the term of this agreement, shall devote their full time and attention to the business and affairs of Rockport and shall not, without the consent in writing of Rockport be employed or otherwise engaged in any capacity in any other business, consultation or undertake any other occupation or become a director, officer, employee or agent of any other company, firm or individual.

     Malone shall well and faithfully serve Rockport and use their best efforts to promote the interests thereof and shall not disclose the private affairs or trade secrets of Rockport to any person other that the Directors of Rockport or for any purposes other that those of Rockport

NON-DISCLOSURE

     7.     The  parties  agree  as  follows:

     a. The parties agree that all information, financial or otherwise, provide to Malone shall be and remain the property of Rockport (hereinafter referred to as the "Confidential Information)

     b. Except as required for the purposes of this agreement. Malone, shall hold and maintain the confidential Information in strictest confidence and the trust for the sole and exclusive benefit of Rockport.

     c. Malone, shall not use for his own benefit, publish or otherwise disclose to others, or permit the use by others for their benefit or to the detriment of Rockport, any of the confidential Information.

     d. Malone, shall carefully restrict access to the Confidential Information to those who clearly need such access in order to participate in the analysis and negotiation of a business relationship or any contract or agreement, or the advisability thereof, with the source of financing.

     e. This non-disclosure portion of this agreement shall continue in full force and effect past the termination of this agreement unless Malone can demonstrate that the Confidential Information which Malone seeds to disclose as in the public domain on the date of the Agreement.

     f. Malone, understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information in violation of the Agreement may cause Rockport irreparable harm, the amount of which may be difficult to ascertain and, therefore, agrees that Rockport shall have the right to apply to a court of competent jurisdiction for an order restraining any such further disclosure or misappropriation and for such other relief as Rockport shall deem appropriate. Such right of Rockport is to be in addition to the remedies otherwise available to Rockport at law or in equity.

     g. Malone, shall return to Rockport any and records, notes and other written, printed, or tangible materials pertaining to the Confidential Information immediately on the written request of Rockport.

     h. This agreement and Malone's obligations thereunder shall be binding and the representatives, assigns, and successors of Malone and shall ensure to the benefit of the assigns and successors of Rockport.

NON-COMPETITION

     8. Malone agrees with and for the benefit of Rockport that for a period of one (1) year from the date of termination of Malone employment, however caused, Malone will not for any reason, directly or indirectly, either as an individual or as a partner or joint venturer or as an employee, principal, consultant, agent, shareholder, officer, director, or salesperson for any person, firm, association, organization, syndicate, company or corporation, or in any other manner:

     a. carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, permit his or her name or any part of it to be used or employed by any person, business, firm, association, syndicate, company, organization or corporation concerned with or engaged or interested in a business which is the same as, or competitive with, the business of Rockport, or


     b. solicit or accept business with respect to products competitive with those of Rockport from any Rockport's contacts, where situate: provided that Malone shall be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a recognized stock exchange and the business of which public company may be in competition with the business of Malone provided the Malone shall not directly or indirectly, own more the 10 percent of the issued share capital of the public company, or participate in its management or operation or in any advisor capacity.

     Malone further agrees that, during employment pursuant to this agreement and for a period of one (1) year following termination of employment, however caused, Malone will not hire or take away or cause to be hired or taken away any employee of Rockport or, following termination of the Malone's employment, any employee who was in the employ of Rockport during the one (1) year preceding termination.

GOVERNING  LAW

     10     his  agreement shall be governed by and construed in accordance with the law of the Province of British Columbia, which shall be deemed the proper law thereof.

FURTHER  ASSURANCES

     11. Each of the Malone and Rockport agree to execute such further and other documents and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

CURRENCY

     12. Unless otherwise stated, all dollar amounts stated herein are in CDN currency.

PARTIES  IN  INTEREST

     13. This Agreement and all of its terms and provision shall be binding on and enure to the benefit and be enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns

TIME  OF  ESSENCE

     14.     Time  shall  be  of  the  essence  of  this  Agreement.

NOTICES

     15. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered mail postage prepaid, addressed to the party concerned at the following addresses:


To  Malone:     Dr.  W.  R.  Malone
                5603  Maine  Street
                Vancouver,  BC
                V5W  2S3

To  Rockport     Canadian  Rockport  Homes  Ltd.
                 507  -  700  West  Pender
                 Vancouver,  BC
                 V6C  1G5

Or at such other addresses as may from time to time be notified in writing by any of the foregoing parties. Any such notice, request, demand and other communication shall be deemed to have been received, if delivered by hand on the day delivered, and if mailed, seven days after the posting as aforesaid at any postal station in British Columbia.

ENTIRE  AGREEMENT

     16. The terms and provision herein contained constitute the entire agreement between the parties and shall supersede all pervious communication, representations or agreements whether verbal or written between the parties hereto with respect to the subject matter hereof.

COUNTERPARTS

     17. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

HEADINGS

     18. The headings in the paragraphs of this Agreement are inserted of convenience only and shall not constitute a part hereof.

IN WITNESS WHEREOF     this Agreement has been executed by the parties hereto as
of  the  day  and  year  first  above  written.




SIGNED, SEALED and DELIVERED BY   )
DR. WILLIAM R. MALONE
in the presence of:               )
                                  )
/s/  Wally  Boguski               )
--------------------
Signature:                        )   /S/  WILLIAM  MALONE
                                      --------------------
Wally  Boguski                    )   Secretary
---------------                   )
Name:                             )   DR.  WILLIAM  R.  MALONE
11725-84                          )
----------------------------------)
Address:                          )
North  Delta,  B.C.  V4C  2m2     )
----------------------------------)

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SIGNED, SEALED and DELIVERED BY   )
CANADIAN  ROCKPORT  HOMES  LTD    )
 in  the  presence  of:           )
                                  )
/s/  Wally  Boguski               )   Canadian  Rockport  Homes  Ltd.  By its
-------------------                   -----------------------------------------
Signature:                        )   authorized  signatory:
Wally  Boguski                    )
---------------                   )
Name:                             )   /s/  Nelson  Riis
                                      -----------------------------------
11725-84                          )   Name:  NELSON  RIIS
Address:                          )   Title:   President
North  Delta,  B.C.  V4C  2m2     )
-------------------------------   )


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